Exhibit 99.1

Press Release #201118	FOR IMMEDIATE RELEASE	June 3, 2011

Two New Directors Appointed and Options Granted

Vancouver, BC—Enertopia Corporation (ENRT) (the "Company" or "Enertopia") announces that it has appointed Mr. Greg Dawson MSc, PGeo and Mr. Donald Findlay MSc, Geo as Directors of the Company.

Mr. Dawson has worked in the resource exploration business for over 25 years, including several years with Teck Exploration Ltd, and as Vice President of Exploration for Copper Ridge Explorations Inc. Currently Mr. Dawson is President of Redtail Metals Corp, a Venture listed company that is focused on developing the Marg VMS deposit in the Yukon. Mr. Dawson received his MSc (MinEx) from Queens’ University in 1991.

Mr. Findlay, who was appointed as an advisor to Enertopia in March of this year, has agreed to assume the position of director. Mr. Findlay received his MSc in geology in 1978 with a thesis on copper molybdenum porphyry deposits.

Enertopia is extremely pleased to have both Greg and Don join our Board of directors and the growing team. “In five short months the company has been able to build a top notch geological team, bring in our first exploration project at Copper Hills, and complete our first financing,” said Robert McAllister, President.

Due diligence is progressing on two other projects: one in Arizona targeting gold, silver and copper; and one in Nevada targeting silver, lead and zinc. Both projects have had historic drilling. There can be no assurance of these projects being acquired by Enertopia as property examinations are ongoing, but they have passed the first phase of due diligence that meet Enertopia’s requirements for adding value to shareholders.

"We are extremely happy with the quality of advanced exploration projects that we have been able to locate in mining friendly areas with good infrastructure through our contacts in the mining industry," said Robert McAllister, president.

Mr. Dawson will receive an honorarium of CDN $2,000 for the first year of his participation on our Board and a grant of 250,000 options exercisable at a price of $0.25 in connection with his engagement.

Mr. Findlay will receive a grant of 50,000 options exercisable at a price of $0.25 in connection with his engagement.

About Enertopia

Enertopia (www.enertopia.com) shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:
Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Copper Hills property or exploration thereof, will have any measurable impact upon the Company, nor that any other projects will ever be acquired subject to further evaluation, or, if any project is acquired, that it will have any material effect upon the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.